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                                                                   EXHIBIT 10.16

                               AGREEMENT TO CANCEL
                             STOCK OPTION AGREEMENTS

         This Agreement to Cancel Stock Option Agreements (the "Agreement") is made as of January __, 2002, by and between AVIDYN, Inc., a Delaware corporation (the "Company"), and ________ ("Option Holder").

                                    RECITALS:

         WHEREAS, the Company granted Option Holder the following option agreements (the "Option Agreements"):

         WHEREAS, the parties desire to cancel the Option Agreements.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT. In consideration of Option Holder's agreement to cancel the Option Agreements, the Company agrees to pay Option Holder $______. The Company will pay this amount, within ten (10) business days after the Option Holder executes this Agreement and delivers it to the Company. The Company and Option Holder agree that the Option Agreements are hereby terminated in all respects and this represents all options held by the Option Holder to purchase shares in the Company.

         2. RELEASE. Option Holder and his or her heirs, executors, administrators, successors and assigns (collectively "Option Holder"), of his or her own free will, voluntarily COVENANTS NOT TO SUE AND HEREBY RELEASES AND FOREVER DISCHARGES the Company and its predecessors, successors, assigns, affiliates, officers, directors, partners, agents, employees and attorneys, past and present (collectively "Releasees"), of and from any and all actions or causes of action, suits, claims, debts, charges, complaints, contracts (whether oral or written, express or implied from any source), and promises whatsoever, in law or equity, which Option Holder may now have or hereafter may have, against any or all of the Releasees, for, upon, by reason of or relating to the Option Agreements or the Company's offer to cancel Option Holder's stock option agreements.

         3. CONFLICT OF LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to its conflicts of law provisions.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    AVIDYN, Inc.


                                    By:
                                       -----------------------------------------
                                       Joseph A. Hensley, President


                                    --------------------------------------------
                                    Date of execution by Option Holder:
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